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                                                                   EXHIBIT 10.5




                          HALLMARK INDUCEMENT AGREEMENT


               HALLMARK INDUCEMENT AGREEMENT dated as of August 31, 2001 (as amended, supplemented or otherwise modified, renewed or replaced from time to time, this "Hallmark Inducement Agreement") between (i) HALLMARK ENTERTAINMENT, INC., a Delaware corporation ("Hallmark") and (ii) THE CHASE MANHATTAN BANK, a New York banking corporation (in its capacity as Agent under the Credit Agreement (as defined below), the "Agent").

               WHEREAS, pursuant to that certain Credit, Security, Guaranty and Pledge Agreement dated as of August 31, 2001 (as such agreement may be amended, supplemented or otherwise modified, or renewed, replaced or extended from time to time, the "Credit Agreement") among Crown Media Holdings, Inc., a Delaware corporation, as Borrower (the "Borrower"), the Borrower's subsidiaries parties thereto, the Lenders parties thereto (the "Lenders"), the Issuing Bank and the Agent, the Lenders have agreed to make loans (the "Loans") to and to participate in letters of credit (the "Letters of Credit") issued on behalf of the Borrower; and

               WHEREAS, Hallmark is, directly or indirectly, the largest shareholder of the Borrower and will derive substantial benefit from the making of the Loans to, and the issuance of Letters of Credit on behalf of, the Borrower; and

               WHEREAS, to induce the Lenders and the Agent to enter into the Credit Agreement and the other Fundamental Documents contemplated thereby to which the Lenders or the Agent are parties, and to induce the Lenders to make the Loans and to participate in Letters of Credit issued on behalf of the Borrower pursuant to the terms thereof, Hallmark and the Agent desire to enter into this Hallmark Inducement Agreement.

               NOW, THEREFORE, in consideration of the above premises, the parties hereto agree as follows:

               SECTION 1. Definitions. When used in this Hallmark Inducement
Agreement:

               "HEDC" shall mean Hallmark Entertainment Distribution, LLC.

               "HEDC License Agreements" shall mean (i) the Amended and Restated Program License Agreement dated as of January 1, 2001 between HEDC and Crown Media International Inc. and (ii) the Amended and Restated Program License Agreement dated as of January 1, 2001 between HEDC and Crown Media United States LLC pursuant to which each of Crown Media International Inc. and Crown Media United States LLC is required to license substantially all television motion pictures and miniseries owned by HEDC for foreign and domestic territories, respectively.


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               "HEDC Purchase Agreement" shall mean the Purchase and Sale
Agreement dated as of April 10, 2001 between Hallmark Entertainment Distribution, LLC and the Borrower (as the same has been amended) pursuant to which the Borrower is acquiring rights in the Library as more fully set forth therein.

               "Inducement Default" shall mean a breach by Hallmark of any of its obligations under this Hallmark Inducement Agreement.

               "Library" shall mean the seven hundred two titles in which the Borrower is to obtain certain rights pursuant to the HEDC Purchase Agreement.

               "Obligations" shall mean the Obligations, as such term is defined in the Credit Agreement and any obligations under any extensions, renewals or refinancings of the Credit Agreement.

               "Service Agreement" shall mean the Service Agreement(s) referred to in Section 6.5 of the Credit Agreement.

               All terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Credit Agreement. All terms used but not otherwise defined herein or in the Credit Agreement shall have, where appropriate, their respective definitions as set forth in the Uniform Commercial Code as in effect in the State of New York.

               SECTION 2. Representations and Warranties of Hallmark. Hallmark hereby represents and warrants to the Agent that:

               (a) Hallmark is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is in good standing as a foreign corporation in all jurisdictions where the nature of its properties or business so requires and where a failure to be in good standing as a foreign corporation would have a material adverse effect on the business, assets or condition, financial or otherwise of Hallmark;

               (b) Hallmark has the corporate power to (x) own its respective properties and carry on its businesses as now being conducted and (y) execute, deliver and perform its obligations under this Hallmark Inducement Agreement;

               (c) the execution, delivery, and performance of this Hallmark Inducement Agreement will not constitute a violation by Hallmark of any provision of Applicable Law or any order of any court or other agency of the United States, or any state thereof applicable to Hallmark or any of its properties or assets, or any provision of the Articles of Incorporation or By-Laws of Hallmark, or any provision of any material agreement, indenture, bond, note or other similar instrument to which Hallmark is a party or by which Hallmark or its properties or assets is bound, and will not be in conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under or create any right to terminate any such agreement, indenture, bond, note or other instruments;

               (d) after giving effect to the sale of the Library, neither Hallmark nor its Subsidiaries (i) has any claim against the Borrower other than general, unsecured claims, (ii) has


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any security interest in the assets of the Borrower or any of its Subsidiaries, or (iii) holds any right of reversion from the Borrower with regard to any Purchased Asset (as that term is defined in the HEDC Purchase Agreement);

               (e) the execution, delivery and performance of this Hallmark Inducement Agreement will not result in the creation or imposition of any Lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of Hallmark;

               (f) except for filings with the United Sates Copyright Office which are expressly contemplated hereby, no authorizations, approvals, registrations or filings with any governmental or public regulatory body or authority of the United States, or any state thereof is required for the execution, delivery and performance by Hallmark of this Hallmark Inducement Agreement;

               (g) this Hallmark Inducement Agreement, when executed, will constitute the legal, valid and binding obligation of Hallmark, enforceable in accordance with its terms, subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity;

               (h) there are no actions, suits or other proceedings at law or in equity by or before any arbitrator, arbitration panel or any Governmental Authority (including, but not limited to, matters relating to environmental liability) or any investigation of the affairs of, or to the knowledge of Hallmark threatened litigation action or other proceedings against or affecting, Hallmark or of any of its properties or rights which could materially and adversely affect its ability to perform its commitments hereunder and Hallmark is not in default with respect to any order, writ, injunction, decree, rule or regulation of any Governmental Authority binding upon it;

               (i) Hallmark is not in default in the performance, observance or fulfillment of any of its obligations, covenants or conditions contained in any agreement or instrument which would materially and adversely affect its ability to perform its commitments hereunder; and

               (j) this Hallmark Inducement Agreement does not, at the time furnished or delivered, contain any untrue statement of a material fact or omit to state a material fact, under the circumstances under which it was made, necessary in order to make the statements contained herein or therein not misleading (considered in the context of all other information provided to the Agent).

               SECTION 3. Covenants of Hallmark. Hallmark hereby covenants and agrees that it will:

               (a) do or cause to be done all things necessary to (x) preserve, renew and keep in full force and effect its corporate existence, rights, licenses, permits and franchises required to conduct its business and (y) comply in all material respects with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, any Governmental Authority;

               (b) promptly upon obtaining knowledge of (i) any Inducement Default, (ii) any material adverse change in its condition or operations, financial or otherwise, (iii) any action


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or event which might materially and adversely affect the performance of its obligations hereunder, give written notice thereof to the Agent specifying the nature and period of existence of any such condition or event and what action it, as applicable, has taken, is taking and proposes to take with respect thereto;

               (c) promptly upon obtaining knowledge of (i) the institution of, or threat of, any action, suit, proceeding, investigation or arbitration by any Governmental Authority or other Person against it, or (ii) any material development in any such action, suit, proceeding, investigation or arbitration (whether or not previously disclosed to the Agent), which, in either case (1) would, if adversely determined, reasonably be expected to have a materially adverse effect on the performance of Hallmark's obligations hereunder or on the title to the Library being transferred pursuant to the HEDC Purchase Agreement or (2) seeks to enjoin or otherwise prevent it from performing its obligations hereunder, give written notice thereof to the Agent and provide such other information as may be available to it (without waiver of any applicable evidentiary privilege) to enable the Agent to evaluate such matters and, additionally upon request promptly give notice of the status thereof; and

               (d) do or cause to be done all things necessary to register HEDC's copyright interest in all titles in the Library with the United States Copyright Office.

               SECTION 4. Clarifications of HEDC Purchase Agreement. Hallmark confirms that, as provided for under the HEDC Purchase Agreement:

               (a) the Pre-2001 License Agreements (as such term is defined in the HEDC Purchase Agreement) do not include any extensions or renewals thereof and at such time as the current term of each such agreement has terminated in accordance with its terms, to the extent that HEDC has any residual rights in the rights licensed thereunder, such rights shall revert, without encumbrances, other than those permitted under the HEDC Purchase Agreement (as modified hereby), directly to the Borrower;

               (b) all rights and obligations with respect to all sale and leaseback transactions shall remain with HEDC, including the right to repurchase all materials and rights in all titles subject to such sale and leaseback transactions at the end of each respective lease term, and HEDC shall exercise such repurchase rights in accordance with the terms of each such transaction at its or Hallmark's expense and deliver the title to all such titles to the Borrower without encumbrances other than those in favor of guilds for residuals; and

               (c) included within the rights being transferred by HEDC to the Borrower with regard to the Library are all claims against third parties that Hallmark or any of its Subsidiaries has, including but not limited to, representations and warranties to title, infringement, etc., but shall not include rights relating to the Pre-2001 License Agreements.

               SECTION 5. Commitments of Hallmark. In addition to any other agreement, commitment or undertaking of Hallmark set forth herein, Hallmark commits that it shall:

               (a) ensure that HEDC shall not exercise its option under Section
10.2 of the HEDC Purchase Agreement to satisfy any portion of its liability for the breach of representations and warranties thereunder by surrendering shares of its Class A Stock to the Borrower;




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               (b) for a period of 24 months following the Closing Date,
indemnify the Lenders for any financial loss that the Borrower may suffer as a direct result of defects in the rights transferred to the Borrower in and to any of the titles in the Library (the "Library Loss"). Such loss shall be determined by the value, as set forth on the valuation of the Library delivered to the Agent pursuant to Section 4.1 of the Credit Agreement, of the rights granted in any titles that are part of the Library which rights Crown Media is unable to sell, license or otherwise transfer to third parties as a result of such defect in ownership. Hallmark may satisfy such indemnity obligation by: (i) purchasing pro rata from the Lenders a subordinated participation in the outstanding Loans under the Credit Agreement in an amount equal to the amount of the Library Loss or (ii) to the extent (x) there are no Loans outstanding, (y) the Library Loss is greater than the amount of Loans outstanding or (z) the Borrower otherwise elects, providing a loan to the Borrower in an amount equal to the amount of the Library Loss (or, if applicable, such lesser amount that represents the difference in the amount of Loans the Guarantor has purchased pursuant to clause
(i) hereof and the Library Loss) which loan shall be subordinated to the claims of the Agent, the Issuing Bank and the Lenders on terms substantially similar to those set forth in the HCC Promissory Note;

               (c) for a period of 24 months following the Closing Date, take (or cause the Borrower and/or the Borrower's Subsidiaries to take) any and all such actions as may be reasonably necessary or appropriate (or as may be reasonably requested by the Agent) (i) to clarify the chain of title for any of the titles in the Library so as to ensure that the Borrower (and/or its Subsidiaries) may realize the economic value therein which is intended to be conveyed pursuant to the HEDC Purchase Agreement, including (without limitation) by duly recording in the United States Copyright Office, in the name of HEDC, ownership of rights in and to each item of Product included in the Library and
(ii) to release (and/or cause to be released) any Liens relating to any item of Product included in the Library which were granted to secure production financings or any other Indebtedness (except such Liens relating to tax benefit transactions where the continuing obligations of the Borrower (or its Subsidiaries) have been guaranteed by Hallmark Cards, Incorporated) and terminate (or cause to be terminated) any related Uniform Commercial Code financing statements and copyright security interest filings.

               (d) indemnify the Borrower for any and all claims the guilds may bring against the Borrower for non-payment of residuals relating to all Pre-2001 License Agreements and with regard to any other revenue realized by HEDC or any of its affiliates other than the Borrower prior to the sale of the Library and acknowledges that (i) HEDC's obligation to pay the residuals relating to the Pre-2001 License Agreements and any other revenue realized by HEDC or any of its affiliates other than the Borrower prior to the sale of the Library is not part of the Assumed Liabilities (as such term is defined in the HEDC Purchase Agreement) and (ii) notwithstanding any assumption agreements signed by the Borrower in favor of the guilds, such obligations have been retained by Hallmark or HEDC provided, however, that this provision is not intended to limit Hallmark's contractual obligations to the Borrower regarding payment of guild residuals as set forth in the Service Agreement; and

               (e) ensure, consistent with the intent of the HEDC License Agreements, that all Product produced by or for Hallmark or any of its Subsidiaries (other than Product developed for theatrical release, or Product produced and broadcast in connection with the Hallmark Hall of Fame trademark) will be made available to the Borrower consistent with the terms of the HEDC


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License Agreements, and Hallmark shall be liable to the Borrower for any damages suffered as a result of the lack of availability of Product.

               SECTION 6. Subrogation. Hallmark agrees that no payment or distribution to the Agent pursuant to the provisions of this Hallmark Inducement Agreement shall entitle Hallmark to exercise any rights of subrogation in respect thereof until the Obligations shall have been indefeasibly paid in full in cash and the Total Commitment shall have been terminated.

               SECTION 7. Indemnity by Hallmark. In addition to any other indemnification obligations of Hallmark set forth herein, Hallmark agrees to indemnify and hold harmless the Agent and the Lenders to the fullest extent permitted by applicable law for any and all losses suffered by the Agent and the Lenders because of a breach or breaches of any of the representations or warranties made by Hallmark under this Hallmark Inducement Agreement.

               SECTION 8. Obligations Absolute.

               (a) The obligations of Hallmark under this Hallmark Inducement Agreement are direct, absolute and unconditional and shall not be affected or impaired in any way by reason of (i) the lack of (or the extent of) prior enforcement by the Agent or the Lenders or any other Person or (ii) any modification, limitation or discharge of any obligation arising out of or by virtue of any bankruptcy, arrangement, reorganization or similar proceeding for relief of debtors under federal or state law hereinafter initiated by or against the Borrower or any of its Subsidiaries.

               (b) The obligations of Hallmark hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment or satisfaction), including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense (other than payment or satisfaction, or a defense based on the statute of limitations) or set-off, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of Hallmark hereunder shall not be discharged or impaired or otherwise affected by the failure of the Borrower or the Agent to assert any claim or demand or to enforce any remedy hereunder or under the Credit Agreement, any other Fundamental Document or any other agreement, by any waiver or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of Hallmark or would otherwise operate as a discharge of Hallmark as a matter of law.

               (c) The obligations of Hallmark hereunder shall not be affected by (i) any extension or renewal of any provision hereof or of any other Fundamental Document or any other agreement; (ii) any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of the Credit Agreement, any other Fundamental Document or any other agreement; or (iii) the release, exchange, waiver or foreclosure of any security held by the Agent or any Lender for the Obligations or any of them.


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               (d) The obligations of Hallmark hereunder shall not be affected by any lack of due execution, validity or enforceability of the Obligations, the Credit Agreement, any other Fundamental Document or any instrument or document evidencing any of the Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor or by any other circumstance relating to any of the Obligations (other than payment or satisfaction) which might otherwise constitute a defense to Hallmark's obligations hereunder. Neither the Agent nor any Lender makes any representation or warranty in respect to any such circumstances or has any duty or responsibility whatsoever to Hallmark in respect to the management and maintenance of the Obligations or any collateral securing any of the Obligations.

               (e) Hallmark further agrees that its obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Agent, the Issuing Bank or any Lender upon the bankruptcy or other reorganization of the Borrower, Hallmark or any other person or entity.

               SECTION 9. Remedies Not Exclusive. The remedies conferred upon or reserved to the Agent in this Hallmark Inducement Agreement are intended to be in addition to, and not in limitation of, any other remedy or remedies available to the Agent.

               SECTION 10. Termination. The obligations of Hallmark under this Hallmark Inducement Agreement shall terminate when the Obligations have been indefeasibly paid in full and the Total Commitment shall have terminated.

               SECTION 11. Further Assurances. Hallmark agrees that it will, from time to time on request of the Agent, duly execute and deliver, or cause to be duly executed and delivered, at the cost and expense of Hallmark, such further instruments as may be required in the reasonable judgment of the Agent to carry out the provisions and purposes of this Hallmark Inducement Agreement.

               SECTION 12. Notice. Notices or other communication herein required or permitted to be given shall be in writing and may be personally served, sent by facsimile, certified or registered mail and shall be deemed to have been given when delivered in person, upon receipt of facsimile or five Business Days after deposit in the mail, registered or certified return receipt requested, with postage prepaid and properly addressed. All notices under this Hallmark Inducement Agreement shall be in accordance with and at the address or facsimile number set forth below their respective names on the signature pages of this Hallmark Inducement Agreement.

               SECTION 13. Non-Waiver of Rights and Remedies. No delay or failure on the part of the Agent in the exercise of any right or remedy shall operate as a waiver thereof, no single or partial exercise by the Agent of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy and no course of dealing between the parties shall operate as a waiver of any right or remedy of the Agent.


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               SECTION 14. Governing Law. This Hallmark Inducement Agreement
shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts to be fully performed within the State of New York.

               SECTION 15. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, HALLMARK HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS HALLMARK INDUCEMENT AGREEMENT OR THE SUBJECT MATTER HEREOF OR ANY OTHER FUNDAMENTAL DOCUMENT, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING OR WHETHER IN CONTRACT OR TORT OR OTHERWISE. HALLMARK ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE AGENT THAT THE PROVISIONS OF THIS SECTION 15 CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH THE AGENT HAS RELIED, IS RELYING AND WILL RELY IN ENTERING INTO THIS HALLMARK INDUCEMENT AGREEMENT AND ANY OTHER FUNDAMENTAL DOCUMENT. THE AGENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF HALLMARK TO THE WAIVER OF ITS RIGHTS TO TRIAL BY JURY.

               SECTION 16. Severability. This Hallmark Inducement Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Hallmark Inducement Agreement shall be prohibited by or invalidated under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Hallmark Inducement Agreement and the parties hereto agree to negotiate in good faith a provision to replace the ineffective provision, such provision to be as similar in effect and intent as the ineffective provision as permissible.

               SECTION 17. No Third Party Beneficiaries This Hallmark Inducement Agreement is entered into solely for the benefit of the Agent and there shall be no third party beneficiaries hereof, including but not limited to, the Borrower.

               SECTION 18. Amendments. This Hallmark Inducement Agreement may not be amended except by a writing signed by the parties hereto.

               SECTION 19. Successors and Assigns. The rights and privileges of the Agent hereunder shall inure to the benefits of its successors and assigns, and the obligations of Hallmark shall be binding on Hallmark's successors and assigns.

               SECTION 20. Counterparts. This Hallmark Inducement Agreement may be executed simultaneously in any number of counterparts, all of which taken together will constitute one agreement. Any party hereto may execute this Hallmark Inducement Agreement by signing any such counterpart.


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               IN WITNESS WHEREOF, Hallmark and the Agent have caused this
Hallmark Inducement Agreement to be duly executed as of the date and year first above written.



                                       HALLMARK ENTERTAINMENT, INC.




                                       By:   /s/ Judith Whittaker
                                             ----------------------------------
                                       Name:
                                       Title:
                                       Address:



                                       With a copy of all notices to:

                                                  Address:



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                                       THE CHASE MANHATTAN BANK, AS AGENT




                                       By:  /s/ Garret J. Verdone
                                            -----------------------------------
                                       Name: Garret J. Verdone
                                       Title: Senior Vice President
                                       Address:  270 Park Avenue
                                                 New York, New York  10017
                                                 Attention: Joan Fitzgibbon
                                                 Facsimile: 212-270-4584


                                       With a copy of all notices to:

                                       Address:  JP Morgan Securities Inc.
                                                 1800 Century Park East
                                                 Los Angeles, California 90067
                                                 Attention:  Clark Hallren
                                                 Facsimile:  310-788-5628




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                                                                SCHEDULE 2(h)



























                  Signature Pages to Hallmark Inducement Agreement for Insomnia